   As filed with the Securities and Exchange Commission on February 16, 2000
                              Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 SCANSOFT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                   94-3156479
  (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)

                               9 CENTENNIAL DRIVE
                                PEABODY, MA 01970
                                 (978) 977-2000
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                         NUMBER, INCLUDING AREA CODE, OF
                        REGISTRANT'S PRINCIPAL EXECUTIVE
                                    OFFICES)

                        1995 EMPLOYEE STOCK PURCHASE PLAN
                               (FULL NAME OF PLAN)

                               JOHN J. ROGERS, JR.
                             CHIEF FINANCIAL OFFICER
                                 SCANSOFT, INC.
                               9 CENTENNIAL DRIVE
                                PEABODY, MA 01970
                                 (978) 977-2000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                            KATHARINE A. MARTIN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                            PROPOSED           PROPOSED
                                                             MAXIMUM           MAXIMUM
       TITLE OF EACH CLASS               AMOUNT             OFFERING          AGGREGATE         AMOUNT OF
        OF SECURITIES TO                  TO BE               PRICE            OFFERING       REGISTRATION
          BE REGISTERED                REGISTERED           PER SHARE           PRICE              FEE
-------------------------------------------------------------------------------------------------------------
1995 Employee Stock Purchase
Plan Common Stock, $0.001 par
value (shares reserved for
future grant) (1)..............          300,000            $4.4625            $1,338,750         $353.43
=============================================================================================================

(1) The indicated number of shares to be registered represents additional shares issuable under the listed plan that are not covered by prior registration statements. Price per share and aggregate offering price estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon eighty-five percent of the average of the high and low price as reported on the Nasdaq National Market on February 9, 2000, the price at which options are granted pursuant to the plan.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference in this Registration
Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

(a) The Registrant's Annual Report on Form 10-K for the year ended January 3,
    1999 as filed with the Commission.

(b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, filed pursuant to the Exchange Act.

(c) The Registrant's Current Reports on Form 8-K dated April 9, 1999 and July
    14, 1999 filed with the Commission.

(d) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-4 (File No. 333-70603) filed by the
    Registrant with the Commission on January 14, 1999 and any amendment or report filed hereafter for the purpose of updating such description.

(e) The Registrant's Registration Statement on Form S-4 filed by the Registrant with the Commission on February 9, 2000.


        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration
Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's
Certificate of Incorporation, as amended, and Bylaws provide for indemnification of its officers, directors, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors, the form of which is attached as an Exhibit to the Registrant's Registration Statement on Form S-1
(No. 333-74343) filed with the Commission on October 19, 1995.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMS.

        Not applicable.


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

ITEM 8. EXHIBITS

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
         EXHIBIT
         NUMBER                                DESCRIPTION
         --------                              -----------
           4.1      The 1995 Employee Stock Purchase Plan.

           5.1 Opinion of counsel as to legality of Securities being registered.

          10.1 Form of Indemnification Agreement is incorporated herein by reference to the Registrant's Registration Statement on Form
                    S-1 (Registration No. 333-98356), filed with the Commission on October 19, 1995.

          23.1      Consent of PricewaterhouseCoopers LLP.

          23.3      Consent of Counsel (contained in Exhibit 5.1).

          24.1      Power of Attorney (see page II-4).

ITEM 9. UNDERTAKINGS.

        (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

            1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 ((S)239.13 of this chapter) or Form S-8 ((S)239.16(b) of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporations Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peabody, State of Massachusetts, on February 16, 2000.

                                      SCANSOFT, INC.



                                      By:  /s/ MICHAEL K. TIVNAN
                                           -------------------------------------
                                           Michael K. Tivnan
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)


                                POWER OF ATTORNEY

        KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael K. Tivnan and John J. Rogers, Jr. jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Date:  February 16, 2000             /s/ PAUL RICCI
                                     -----------------------------------------------------
                                     Paul Ricci, Chairman of the Board

Date:  February 16, 2000             /s/ MICHAEL K. TIVNAN
                                     -----------------------------------------------------
                                     Michael K. Tivnan, President, Chief Executive
                                     Officer and Director (Principal Executive Officer)

Date:  February 16, 2000             /s/ JOHN J. ROGERS
                                     -----------------------------------------------------
                                     John J. Rogers, Jr., Chief Financial Officer,
                                     (Principal Financial Officer & Principal
                                     Accounting Officer)

Date:  February 16, 2000             /s/ J. LARRY SMART
                                     -----------------------------------------------------
                                     J. Larry Smart, Director



Date:  February 16, 2000             /s/ MARK MYERS
                                     ------------------------------------------
                                     Mark Myers, Director

Date:  February 16, 2000             /s/ KATHARINE A. MARTIN
                                     ------------------------------------------
                                     Katharine A. Martin, Director

INDEX TO EXHIBITS


       EXHIBIT
        NUMBER                      DESCRIPTION
       -------                      -----------

          4.1      The 1995 Employee Stock Purchase Plan.

          5.1 Opinion of counsel as to legality of Securities being registered.

         10.1 Form of Indemnification Agreement is incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-98356), filed with the Commission on October 19, 1995.

         23.1      Consent of PricewaterhouseCoopers LLP.

         23.3      Consent of Counsel (contained in Exhibit 5.1).

         24.1      Power of Attorney (see page II-4).